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MERRILL LYNCH                                 Investment Banking



                                              November 15, 1993

Care Enterprises, Inc.
2742 Dow Avenue
Tustin, California 92680-7245
Attention:      John W. Adams
Chairman and Chief Executive Officer

Gentlemen:

Care Enterprises, Inc. (the "Company") and Regency Health Services, Inc. ("Regency") propose to enter into an agreement (the "Agreement") pursuant to which Regency and the Company will enter into a business combination in a transaction (the "Business Combination") for consideration to be set forth in such agreements. As used in this letter agreement, the term "Business Combination" means, whether effected in one transaction or a series of transactions, (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of Regency, including, without limitation, any joint venture, (b) the acquisition, directly or indirectly, by Regency of more than 66 2/3% of the then outstanding capital stock of the Company by way of negotiated tender or exchange offer, negotiated purchase or other means, as approved by the Board of Directors of the Company, (c) the acquisition, directly or indirectly, by Regency of all or a substantial portion of the assets of, or of any right to all or a substantial portion of the revenues or income of, the Company by way of a negotiated purchase, lease, license, exchange, joint venture or other means, (d) the negotiated acquisition, directly or indirectly, by Regency of control of the Company otherwise than through the acquisition of the Company's capital stock. This letter agreement is to confirm the retention of Merrill Lynch & Co. ("Merrill Lynch") by the Company to advise the Board of Directors and render its opinion (the "Opinion") as to whether or not the proposed consideration to be received by the stockholders in the Business Combination is fair from a financial point of view to the stockholders of the Company.
     The Company agrees to pay the following fees to Merrill Lynch as compensation for Merrill Lynch's services in rendering the Opinion:
(1) A retainer fee of $50,000, payable in cash on the date of this letter agreement;
(2) A fee of $500,000, payable in cash on the date Merrill Lynch delivers the Opinion. Any fee previously paid to Merrill Lynch pursuant to clause (1) of this paragraph will be deducted from any fee to which Merrill Lynch is entitled pursuant to this clause (2).
     In the event that an offer is received by the Company from another party to acquire the Company or all or substantially all of its assets or business by merger or otherwise and the Board of Directors of the Company considers such other offer, additional compensation may be payable in an amount to be agreed upon by the Company and Merrill Lynch for such services as it may perform at the request of the Board of Directors in advising the Board of Directors with respect to such other offer.
       In addition to any fees that may be payable to Merrill Lynch under this letter agreement, the Company agrees to reimburse Merrill Lynch, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its activities under this letter agreement, including the reasonable fees and disbursements of its legal counsel.
     It is understood that the Opinion will be dated as of a date reasonably proximate to the date on which the Board of Directors of the Company approves the Business Combination. It is further understood that the Opinion and all other material which is presented to the Board of Directors of the Company by Merrill Lynch will be prepared solely for the confidential use of the Board of Directors of the Company and, except as set forth in the next sentence, will not be reproduced, summarized, described or referred to or given to any other person without Merrill Lynch's prior written consent. It is further understood that, if the Opinion is included in the proxy statement to be mailed to the shareholders of the Company in connection with the Business Combination, the Opinion will be reproduced in such proxy statement in full, and any description of or reference to Merrill Lynch or summary of the Opinion in such proxy statement will be in a form acceptable to Merrill Lynch and its counsel. Except as provided in this letter agreement, the Opinion will not be reproduced, summarized, described or referred to without Merrill Lynch's prior written consent.
     The Company will furnish Merrill Lynch (and will request that Regency furnish Merrill Lynch) with such information as Merrill Lynch believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that Merrill Lynch (a) will use and rely primarily on the Information and on information available from generally recognized public sources in rendering the Opinion without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets of Regency or the Company.
     Merrill Lynch agrees to keep all Information confidential except Information that (i) is or becomes generally available to the public (other than as a result of a disclosure by Merrill Lynch), (ii) was available to Merrill Lynch on a nonconfidential basis prior to its disclosure by the Company, (iii) becomes available to Merrill Lynch on a nonconfidential basis from a person other than the Company who, to the knowledge of Merrill Lynch, is not bound by a confidentiality agreement with the Company or otherwise prohibited from transferring such information to Merrill Lynch, (iv) the Company agrees may be disclosed or (v) Merrill Lynch is requested pursuant to, or required by, law, regulation, legal process or regulatory authority to disclose. The obligations of Merrill Lynch under the immediately preceding sentence shall terminate upon the second anniversary of this letter agreement.
     The Company agrees to indemnify Merrill Lynch and its affiliates and their respective directors, officers, employees, agents and controlling persons (Merrill Lynch and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of the Business Combination contemplated by this letter agreement or the engagement of Merrill Lynch pursuant to, and the performance by Merrill Lynch of the services contemplated by, this letter agreement and will reimburse any Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Merrill Lynch's bad faith or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from Merrill Lynch's bad faith or gross negligence.
     If the indemnification of an Indemnified Party provided for in this letter agreement is for any reason held unenforceable, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Merrill Lynch, on the other hand, of the Business Combination as contemplated (whether or not the Business Combination is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and Merrill Lynch, on the other hand, as well as any other relevant equitable considerations.
The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Merrill Lynch of the Business Combination as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its security holders, as the case may be, as a result of or in connection with the Business Combination bears to the fees paid or to be paid to Merrill Lynch under this letter agreement; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to Merrill Lynch under this letter agreement for rendering the Opinion.
     The Company agrees that, without Merrill Lynch's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision in this letter agreement (if Merrill Lynch or any other Indemnified Party is an actual party to such claim, action or proceeding or such claim, action or proceeding is brought on behalf of the Company), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding. The Company may settle, compromise or consent to the entry of any such judgment in any such pending or threatened claim, action or proceeding on behalf of the Indemnified Parties if such settlement, compromise or consent (i) includes solely the payment of money by the Company and (ii) an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.
     The Company acknowledges and agrees that Merrill Lynch has been retained solely to render the Opinion and to advise the Board of Directors of the Company with respect to such Opinion. In such capacity, Merrill Lynch shall act as an independent contractor, and any duties of Merrill Lynch arising out of its engagement pursuant to this letter agreement shall be owed solely to the Company.
     In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any Acquiror in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse Merrill Lynch for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel, and to compensate Merrill Lynch in an amount to be mutually agreed upon which is reasonably related to the time and effort expended by Merrill Lynch and its employees.
     The Company acknowledges that Merrill Lynch may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose, stating that Merrill Lynch has rendered an opinion in connection with a Business Combination.
     No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby.
     This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

     Each of Merrill Lynch and the Company (in its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this letter agreement.
     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Merrill Lynch the duplicate copy of this letter agreement enclosed herewith.

Very truly yours,
MERRILL LYNCH, PIERCE, FENNER & SMITH   INCORPORATED
By      Kathleen E. White
        Director
        Investment Banking Group

Accepted and Agreed to as of the date first written above:

CARE ENTERPRISES, INC.
By      John W. Adams
        Chairman and Chief Executive Officer